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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement of Morningstar, Inc. ("the Company") on Form S-1 of our report dated April 30, 2004 (January 25, 2005 as to Note 16) related to the consolidated financial statements of the Company as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003, (which report expresses an unqualified opinion and includes explanatory paragraphs as to the Company's change in its method of accounting for goodwill and intangible assets and the effects of the restatement of its consolidated financial statements discussed in Note 16) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 30, 2004 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 2, 2005